Exhibit 10.1

“[***] = certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential.”

THE SECURITIES DESCRIBED BELOW HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF THESE SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THE COMPANY AGREEMENT.

[***]

SUBSCRIPTION AND UNIT PURCHASE AGREEMENT

The undersigned subscriber (the “Subscriber”) hereby acknowledges having received and carefully read the Second Amended and Restated Company Agreement, effective September 4, 2024 (“Company Agreement”) of [***] (the “Company”), a limited liability company organized under the laws of the State of Delaware, and wishes to subscribe as a Member of the Company. Capitalized terms not herein defined are used as defined in the Company Agreement. The Subscriber hereby agrees with the Company as follows:

1. Subscription

Subject to the terms and conditions of this subscription and unit purchase agreement (“Subscription Agreement” or the “Agreement”), the Subscriber hereby subscribes to make a capital contribution to the Company (the “Subscription”) in the aggregate amount set forth on the signature page hereto for Units (as defined in the Company Agreement) of the Company having a blended purchase price of $1.124449 per Unit. The subscription amount will be due and payable as provided in the Company Agreement. The Company represents and warrants to Subscriber that (i) a Subscription for $20,000,000 (the “Subscription Amount”) will be evidenced by 17,786,494 Units (the “Purchased Units”), representing a 20.59% fully diluted Membership Interest (as defined in the Company Agreement) in the Company (after giving effect to all outstanding Incentive Units, as defined in the Company Agreement), (ii) such Purchased Units will be fully-paid and non-assessable, subject to no lien or other encumbrance (each, a “Lien”), (iii) the Subscription of the Purchased Units by Subscriber and the Company Agreement have been duly authorized by the members and managers of the Company and have been duly executed and delivered by the Company, (iv) and the Subscription of the Purchased Units does not require the consent of any third party or conflict with or violate any of the Company’s organizational documents, including its Certificate of Formation, Company Agreement or contracts or agreements to which the Company is party. These representations and warranties of the Company shall survive subject to the applicable statute of limitations.

2. Acceptance of Subscription Agreement by the Company

It is understood and agreed that this Subscription Agreement is made subject to the following terms and conditions:

(a) The Company shall have the right to accept or reject this Subscription Agreement and shall have the right to accept or reject all or part of the requested subscription in the Company’s sole and absolute discretion, and this Subscription Agreement and the Subscription shall be deemed to be accepted by the Company only when the Subscriber has been admitted into the Company as a Member by enrollment as a Member in the books and records of the Company. If the Company chooses to accept only part of the requested Subscription Amount, then the Company shall be authorized to revise the amount indicated as the Subscription on the Subscriber’s signature page to this Subscription Agreement and shall notify the Subscriber in writing of such revision promptly after the closing of the sale and purchase of the Subscriber’s Purchased Units and admission as a Member of the Company (the “Closing”) (the amount as so revised shall thereafter be the Subscriber’s Subscription for all purposes hereof).

(b) If the Subscriber becomes a Member as provided for in this Section 2, the Subscriber expressly agrees (i) to become a Member of the Company and (ii) to be bound, to the same extent as if the Subscriber had executed a counterpart of the Company Agreement, by all the terms and provisions of the Company Agreement, as amended from time to time, and to perform all obligations therein imposed upon a Member with respect to the Subscriber’s Purchased Units.

(c) The Closing shall take place shall take place remotely via the exchange of documents and signatures, on the date of this Subscription Agreement, which shall be no later than October 31, 2025. At the Closing:

(i) Subscriber shall deliver the Subscription Amount, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company;

(ii) Subscriber and the Company shall deliver each of its signature pages to this Subscription Agreement and the Company Agreement (the “LLC Signature Page”);

(iii) The Company and the Subscriber shall deliver such other documents, instruments or certificates relating to the transactions contemplated by this Subscription Agreement as the Company or the Subscriber, as the case may be, may reasonably request.

This Subscription Agreement, the LLC Signature Page, the Company Agreement and the other documents relating to the Subscription are referred to as the “Transaction Documents.”

3. Return of Documents and Funds

All subscription documents and funds tendered to the Company will be promptly returned to the Subscriber, without interest, if this subscription is not accepted and executed by the Company for any reason. This Subscription Agreement shall be binding upon the Subscriber upon acceptance and execution of this Subscription Agreement by the Company.

4. Representations and Warranties of the Subscriber

The undersigned Subscriber, after due inquiry to determine the truthfulness of such representations and warranties, hereby represents and warrants to the Company as follows:

(a) That, (i) the Subscriber can bear the economic risk of losing the Subscriber’s entire investment in the Purchased Units; (ii) the Subscriber’s financial capacity is such that the total cost of his investment in the Purchased Units is not material when compared to his total financial capacity; (iii) the Subscriber has adequate means of providing for the Subscriber’s current needs and personal contingencies and has no need for liquidity in the Subscriber’s investment in the Purchased Units; (iv) the Subscriber has no reason to anticipate any change in Subscriber’s personal circumstances, financial or otherwise, which may cause Subscriber to attempt to resell or transfer the Purchased Units; (v) the Subscriber has substantial experience in making investment decisions of this type in making this investment decision; (vi) the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the relative merits and risks of this investment; and (vii) the Subscriber is investing in the Company for economic profit determined without regard to possible tax benefits that may be received in connection with such investment.

(b) The Subscriber has received, carefully read, understood and agrees with and is familiar with this Subscription Agreement and the Company Agreement, and the Subscriber confirms that all documents, records and books pertaining to the investment in the Company and requested by the Subscriber have been made available or delivered to the Subscriber other than those documents, records, and books that the Company has stated do not exist.

(c) If the Subscriber is a partnership, corporation, trust or other entity, (i) it is duly organized, validly existing and in good standing under the laws of the state in which it was formed, (ii) has obtained the necessary consents or approvals and has the requisite power and authority to execute, deliver and perform this Subscription Agreement and the Company Agreement and to consummate the transactions contemplated hereby and thereby, (iii) the Subscriber was not organized for the specific purpose of acquiring Purchased Units or intends to invest 40% or more of its committed capital on acquiring Purchased Units or allows its individual equity holders to make independent investment decisions regarding their invested capital contributions, (iv) in the event the Subscriber was formed for the purpose of acquiring Purchased Units or intends to invest 40% or more of its committed capital on acquiring Purchased Units, or allows its equity holders to make independent investment decisions with respect to their capital contributions, all beneficial owners of the Subscriber are “Accredited Investors,” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, (v) the Subscriber is not a registered investment company under the Investment Company Act of 1940, a “business development company” as defined in Section 29(a)(48) of the 1940 Act or a company exempt from registration under Section 3(c)(1) or 3(c)(7) of the 1940 Act and (vi) in the event the Subscriber falls under one of the categories listed in (v) of this subsection, the Subscriber’s beneficial owners are Accredited Investors.

(d) If the Subscriber is a natural Person or if beneficial ownership of the Subscriber is held through a revocable grantor trust or an individual retirement account, the Subscriber or the Subscriber’s beneficial owner is at least twenty-one (21) years old.

(e) The Subscriber represents and acknowledges that this Subscription Agreement has been duly executed and delivered by the Subscriber and execution and delivery of this Subscription Agreement by the Subscriber, is a valid and binding obligation of the Subscriber enforceable against it in accordance with its terms, except that such enforcement may be subject to or limited by (a) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (the foregoing clauses (a) and (b) are referred to as the “Enforceability Exceptions”).

(f) The Subscriber has had an opportunity to ask questions of and receive answers from the Company, or a Person or Persons acting on their behalf, concerning the terms and conditions of this investment. The Subscriber has investigated the acquisition of the Purchased Units to the extent the Subscriber deemed necessary or desirable and the Company has provided the Subscriber with any assistance it has requested in connection therewith.

(g) The Subscriber understands that, in reliance on applicable exemptions from registration requirements, no Purchased Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities law or foreign jurisdiction, and the Subscriber further understands and acknowledges that the Subscriber is purchasing an interest in the Company without regard to any offering literature or prospectus. This Subscription Agreement as supplied to the Subscriber replace and supersede any information, oral or written, previously provided to any prospective investor regarding the Purchased Units.

(h) The Subscriber understands and agrees that the Purchased Units shall not be sold, pledged, hypothecated or otherwise transferred, except as provided in the Company Agreement and in accordance with applicable federal and state securities laws.

(i) The Subscriber understands that the Purchased Units for which the Subscriber hereby subscribes are being acquired solely for the Subscriber’s own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for resale, distribution, subdivision or fractionalization of the Purchased Units. In order to induce the Company to issue and sell the Purchased Units subscribed for hereby to the Subscriber, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Purchased Units by anyone but the Subscriber.

(j) The Subscriber has received, completed and returned to the Company the Questionnaire, as an appendix to this Subscription Agreement, relating to the Subscriber’s general ability to bear the risks of an investment in the Company and the Subscriber’s suitability as an investor in a private offering, and the Subscriber hereby affirms the correctness and completeness of the Subscriber’s recorded on such Questionnaire, including, but not limited to, the Subscriber’s net worth and annual gross income stated in the Questionnaire. The Subscriber also hereby affirms that all Persons required to complete the Questionnaire, in accordance with its terms, have completed the Questionnaire and the Subscriber attests to the correctness and completeness of such responses.

(k) That this Subscription Agreement does not contain any untrue statement of a material fact or omit any material fact concerning Subscriber.

(l) The Subscriber acknowledges, agrees, and is aware of the following:

(i) The Company has limited significant financial or operating history; this is the Company’s first venture; and the Purchased Units are a speculative investment that involve a high degree of risk of loss by the Subscriber of the Subscriber’s entire investment in the Company.

(ii) Due to the high degree of risk of loss of the Subscriber’s entire investment in the Company, the Purchased Units may only be sold to Persons who understand the nature of the Company and for whom the investment is suitable. Suitability is to be determined by the Company by taking into account all facts and circumstances, including the purchaser’s station in life, net worth and income, education, experience in investments, and investment objectives.

(iii) No federal or state agency has made any finding or determination as to the fairness of an investment in, nor any recommendation or endorsement of, the Purchased Units.

(iv) There are substantial restrictions on the transferability of the Purchased Units; the Purchased Units will not be, and investors in the Company have no rights to require that the Purchased Units be, registered under the Securities Act or any state securities law; there will be no public market for the Purchased Units; and, accordingly, the Subscriber may have to hold the Purchased Units indefinitely, and it may not be possible for the Subscriber to liquidate any or all the Subscriber’s investment in the Company.

(v) The tax effects that may be expected from investment in the Purchased Units are not susceptible to firm prediction, and new developments in rulings of the Internal Revenue Service, audit adjustments, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences sought by the Company.

(vi) The Company and its Affiliates may have potential conflicts of interest including, but not limited to, conflicts involving investment decisions, allocation of time for management and corporate opportunity.

(vii) None of the following have ever been represented, guaranteed or warranted to the Subscriber by the Company, its Managers, its Members, its officers, its agents, its employees, the Company’s attorneys, or any other Person, either expressly or by implication:

(A) The approximate or exact length of time that the Subscriber will be required to remain as owner of the Subscriber’s Purchased Units.

(B) The percentage of profit and/or amount or type of consideration, profit or loss (including tax write offs and/or tax benefits) to be realized, if any, as a result of this investment.

(C) That the past experience on the part of the Managers, the Company’s officers, their Affiliates or their respective equity holders, managers, officers, directors or employees will in any way indicate the predictable results of the ownership of Purchased Units or of the overall Company venture.

(viii) THE SUBSCRIBER ACKNOWLEDGES AND AGREES THAT ANY PRO FORMA PROJECTIONS PROVIDED TO SUBSCRIBER ARE MERELY GOOD FAITH ESTIMATES AND NOT PREDICTIONS OR GUARANTEES OF THE PERFORMANCE OF THE COMPANY.

THE SUBSCRIBER ALSO ACKNOWLEDGES AND AGREES THAT THE SUBSCRIBER HAS NOT RELIED ON THE COMPANY’S ATTORNEYS’ STATEMENTS, OPINIONS, OR REPRESENTATIONS, IF ANY, WITH RESPECT TO ANY ASPECT OF THIS TRANSACTION. THE SUBSCRIBER AGREES THAT THERE IS NO ATTORNEY – CLIENT OR OTHER FIDUCIARY RELATIONSHIP BETWEEN THE SUBSCRIBER AND THE COMPANY’S ATTORNEYS.

THE SUBSCRIBER ACKNOWLEDGES AND AGREES THAT THE COMPANY OR ITS REPRESENTATIVES HAVE ADVISED THE SUBSCRIBER THAT HE, SHE OR IT, SHOULD OBTAIN INDEPENDENT LEGAL ADVICE AND/OR OPINIONS REGARDING EACH ASPECT OF THIS TRANSACTION, INCLUDING A REVIEW OF THE COMPANY AGREEMENT., FROM COUNSEL OF THEIR CHOOSING AND THAT THE SUBSCRIBER HAS EITHER DONE SO OR HE, SHE OR IT HAS ELECTED NOT TO DO SO.

Subscriber further acknowledges that the Purchased Units must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the lapse of at least six months after a party purchases and pays for the securities, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the observance of certain volume restrictions.

(m) The Subscriber acknowledges that the Company is subject to certain legal requirements that require the Company to verify the source of funds paid to the Company by the Subscriber and/or the identity of the Subscriber and Persons associated with the Subscriber. The Subscriber agrees to reasonably cooperate with the Company in this regard and to provide such information and materials as may from time to time be requested by the Company for such purposes.

(n) The Subscriber represents and warrants that Subscriber is not subscribing for Purchased Units as a result of or subsequent to its introduction of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement by the Company.

(o) The Subscriber represents and warrants that neither the execution, delivery or performance of this Subscription Agreement and the Company Agreement by the Subscriber nor the consummation by the Subscriber of the transactions contemplated hereby and thereby will (i) if the Subscriber is not a natural Person, violate any provision of the governmental documents of the Subscriber, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which the Subscriber is a party or by which it or any of its assets may be bound or (iii) violate or cause the Company to violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Subscriber or any of his/her or its assets, including, but not limited to violations of the Class B United States Bank Secrecy Act, the Class B United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001 or the USA PATRIOT ACT, including, but not limited to, the Subscriber being deemed a “prohibited person” as defined in such act.

(p) The Subscriber represents and warrants that there are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

(q) Except and unless the Subscriber has checked the box indicating that it is an “ERISA Partner” (as defined in the Company Agreement) on the signature page hereto, none of the Subscriber’s assets consist of assets of (i) an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA or a plan within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, or (ii) a “benefit plan investor” within the meaning of the U.S. Department of Labor Regulation Section 2510.3-101 (the “Plan Asset Regulations”), as modified by Section 3(42) of ERISA, such as certain insurance company general and separate accounts and certain collective investment funds (“Plan Assets”). If the Subscriber has checked the box indicating that it is an “ERISA Partner” or is subject to any law similar to Title I of ERISA or Section 4975 of the Code, the Subscriber represents that: (i) it is aware of and has taken into consideration its fiduciary duties including the diversification requirements of Section 404(a)(1)(C) of ERISA or any applicable similar law; (ii) it has concluded that its proposed investment in the Company is a prudent one; and (iii) this subscription and the investment contemplated hereby are in accordance with all requirements applicable to the Subscriber under its governing instruments, ERISA, the Code, and any similar laws. If the Subscriber is (directly or indirectly) investing assets that consist of Plan Assets, the Subscriber’s investment in the Company will not subject the Company to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of the ERISA or Section 4975 of the Code. For so long as the Company is not deemed to hold Plan Assets within the meaning of the Plan Asset Regulations, as modified by Section 3(42) of ERISA, the Subscriber is not aware of any other circumstance that would cause the Managers, Members, or the Company’s officers to be a “fiduciary” (within the meaning of Section 3(21) of ERISA or any applicable similar law) under ERISA or any applicable similar law with respect to any assets of the Subscriber by reason of the Subscriber’s investment in the Company. The Subscriber has not and is not relying on the Company to provide, and that the Company has not provided, any kind of investment advice with respect to the Subscriber’s purchase or commitment to purchase an interest in the Company. The Subscriber understands and agrees that ERISA Partners may not own 25% or more of the Purchased Units and Subscriptions from such investors will be reduced accordingly.

(r) The Subscriber agrees (i) to provide promptly to the Company upon request any information deemed necessary for the Company to comply with its obligations to make basis adjustments required under Code Sections 734 or 743, including, without limitation, the information specified in Treasury Regulations Section 1.743-1(k) and (ii) if the Subscriber is required to adjust its tax basis in its interest in the Company pursuant to Code Section 734 or 743, or transfers part or all of its interest in the Company in a sale or exchange that is subject to Code Section 743, the Subscriber will advise promptly the Company of all details relating to such adjustment or transfer deemed necessary for the Company to comply with its obligations under Code Section 734 or 743, and will reimburse the Company for any expenses incurred by the Company with respect to any tax basis adjustments the Company may as a result be required to make.

(s) The Subscriber has fully and accurately completed and delivered to the Company Internal Revenue Service (“IRS”) Form W-9 (the URL address for such form is included in the Subscription Instructions hereto); unless the Subscriber is not a Class B United States Person within the meaning of Section 7701(a)(3) of the Code in which case the Subscriber has fully and accurately completed and delivered to the Company IRS Form W-8BEN, Form W-8ECI, Form W-8EXP or Form W-8IMY, as appropriate. The Subscriber will promptly inform the Company in the event of any change in such information, including if the Subscriber becomes (or ceases to be) a Class B United States Person, and will execute and deliver to the Company a new Form W-8 or Form W-9, as applicable.

(t) The Subscriber represents and warrants that except for a placement agent agreement with certain placement agent in connection with services provided in connection with the transactions contemplated hereby (the “PA Agreement”) neither the Subscriber nor any of its officers, directors or employees has employed or engaged any broker or finder in connection with the transactions contemplated by this Subscription Agreement and no fee or other compensation is or will be due and owing on behalf of the Subscriber to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Subscription Agreement. All obligations owed under the PA Agreement will be paid by the Subscriber at Closing in the form of cash and warrants of the Subscriber; and the Subscriber agrees to indemnify the Company and all of its affiliates from and against any claims relating to or in connection with the PA Agreement.

(u) The Subscriber agrees that the Subscription is made without the benefit of a placement agent and is facilitated by the Company.

(v) The Subscriber agrees that the subscription funds will be deposited in a Company bank account and will not be held in escrow.

The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of submission to the Company and shall survive such delivery as provided in Section 5 hereof. If in any respect such representation and warranties shall not be true and accurate at any time during the life of the Company, the Subscriber shall give immediate notice of such fact to the Company by facsimile or email, specifying which representations and warranties are not true and accurate and the reasons therefor. The Subscriber understands that unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the Subscriber’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

5. Representations and Warranties of the Company. The Company, after due inquiry to determine the truthfulness of such representations and warranties, in addition to the representations and warranties set forth in Section 1, hereby represents and warrants to the Subscriber as follows:

(a) Subsidiaries. The Company’s only subsidiary is [***] (the “Subsidiary”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiary free and clear of any Liens, and all of the issued and outstanding equity Subsidiary is validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and the Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor the Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of formation or incorporation, bylaws, the Company Agreement (as to the Company), operating agreement, or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of each of the Company and the Subsidiary, and as taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and each of the other Transaction Documents, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Subscription Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, any of its members (collectively, the “Members”), or any of its Managing Members or Managers (each as defined in the Company Agreement), in connection herewith or therewith other than in connection with the Required Approvals. This Subscription Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Company Agreement has not been amended or otherwise modified since September 4, 2024, and has been in full force and effect since that date.

(d) No Conflicts. The execution, delivery and performance by the Company of this Subscription Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Purchased Units and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or violate any provision of the Company’s certificate of formation or the Company Agreement, or the certificate or articles of incorporation, bylaws, operating agreement, or other organizational or charter documents of any Subsidiary, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal, state, local, [***] and other foreign laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, [***] or other foreign governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of Form D with the U.S. Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state securities laws and (ii) the consents and approvals set forth on Schedule 5(e) (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration. The Purchased Units are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than the restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The capitalization of the Company as of the date hereof is as has been provided to the Subscriber; a copy thereof is attached to this Subscription Agreement as Annex A.

(h) Material Contracts. As to all contracts to which the Company or the Subsidiary is a party and which are reasonably deemed to be material to the Company’s and/or the Subsidiary’s business and operations (“Material Contracts”): (i) each such Material Contract is valid and binding and enforceable in all respects against the Company and/or the Subsidiary, as the case may be and, to the knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions), in each case, except as would not be reasonably expected to be, individually or in the aggregate, material to the Company or to the Subsidiary; (ii) the consummation of the transactions contemplated hereby will not affect the validity or enforceability of such Material Contract; (iii) neither the Company nor the Subsidiary is in breach or default of such Material Contract in any material respect; (iv) to the knowledge of the Company, no other party to such Material Contract is in breach or default in any material respect; (v) the Company and/or the Subsidiary has not received written or, to the knowledge of the Company and/or the Subsidiary, oral notice of an intention by any party to such Material Contract to terminate such Material Contract; and (vi) neither the Company nor the Subsidiary has waived any material rights under any such Material Contract. For the avoidance of doubt, (x) the term “Material Contract” includes, without limitation, all [***] licenses and other [***] related contracts that have been provided to the Subscriber in the Company’s data room or otherwise prior to the execution of this Agreement and (y) there are no licenses or [***] related contracts that are Material Contracts but which have not so been provided to the Subscriber.

(i) Litigation. There is no action, arbitration, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local [***] or other foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any Managing Member, Manager or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(j) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor the Subsidiary is a party to a collective bargaining agreement, and the Company and the Subsidiary believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or the Subsidiary to any liability with respect to any of the foregoing matters. The Company and the Subsidiary are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l) Environmental Laws. The Company and the Subsidiary (i) are in compliance with all federal, state, local, [***] and other foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”), (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local, [***] or other foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiary have good and marketable title in fee simple or leasehold interests to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiary are in compliance.

(o) Intellectual Property. The Company and the Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Subscription Agreement, except where such expiration, termination or abandonment would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest financial statements provided to the Subscriber, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and the Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiary are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Purchased Units, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(r) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiary each (i) has made or filed all United States federal, state and local income and all [***] or other foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(s) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act, as amended to date.

(t)  Acknowledgment Regarding Subscriber’s Purchase of Purchased Units. The Company acknowledges and agrees that, to the knowledge of the Company, the Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that, to the knowledge of the Company, the Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Subscriber or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Subscriber’s purchase of the Purchased Units. The Company further represents to the Subscriber that the Company’s decision to enter into this Subscription Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(u) Cybersecurity. Except as would not reasonably be expected to result in a Material Adverse Effect (i) there has been no material security breach of or relating to any of the Company’s or the Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”), (ii) the Company and the Subsidiary have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach to its IT Systems and Data, (iii) the Company and the Subsidiary are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) the Company and the Subsidiary have implemented and maintained commercially reasonable safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, and (v) the Company and the Subsidiary have implemented commercially reasonable backup and disaster recovery technology.

(v) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(w) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Subscriber’s request.

(x) Bank Holding Company Act. Neither the Company nor the Subsidiary or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor the Subsidiary or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor the Subsidiary or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(y) Money Laundering. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(z) Private Placement. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Purchased Units by the Company to the Subscriber as contemplated hereby.

(aa) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Purchased Units by any form of general solicitation or general advertising. The Company has offered the Purchased Units for sale only to the Subscriber as an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(bb) Brokers. Neither the Company nor any of its officers, directors or employees has employed or engaged any broker or finder in connection with the transactions contemplated by this Subscription Agreement and no fee or other compensation is or will be due and owing on behalf of the Company to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Subscription Agreement

6. Company and Managing Member Covenant

The Company and the Managing Member hereby each covenant to the Subscriber that for as long as the Subscriber owns any Unites, any efforts and investments in which any of the Company, or the Managing Member and/or any of its affiliates, is involved, that relates to (i) [***] (in addition to [***]) in [***], including the [***], and/or (ii) the financing of any such efforts and investments (whether by the Import-Export Bank of the United States, the U.S. International Development Finance Corporation, or any other governmental, quasi-governmental or private sources) will be directed through, funded through and become the assets of the Company, and the Company, the Managing Member and their affiliates will not divert any such efforts, investments or funding to any entity other than the Company.

7. Survival of Representations and Warranties; Indemnification

Each of the Subscriber and the Company acknowledges and understands the meaning and legal consequences of its representations, warranties and covenants set forth in this Subscription Agreement, including the Questionnaire, and any documents delivered in connection with this Subscription Agreement, and that the Company, each Manager, and each Member have relied or will rely upon such representations, warranties and covenants, and the Subscriber hereby agrees to indemnify and hold harmless the Company, each Manager, each Member, the Company’s officers, the Company’s attorneys, and their collective and/or respective partners, officers, directors, general partners, members, controlling persons, agents, attorneys, and employees, from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, to which any such person may become subject, due to or arising out of a breach of any such representation, warranty or covenant, together with all reasonable costs and expenses (including attorneys’ fees and court costs) incurred by any such Person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against, including, but not limited to, any action for securities laws violations by or on behalf of the Subscriber that is finally resolved by judgment against the Subscriber. All representations, warranties and covenants contained in this Subscription Agreement and any other documents delivered in connection with this Subscription Agreement, and the indemnification contained in this Section 7, shall survive the acceptance of this subscription.

8. Transferability

The Subscriber agrees not to transfer or assign this Subscription Agreement or any of the Subscriber’s interest herein, and further agrees that the assignment and transferability of the Purchased Units acquired pursuant hereto shall be made only in accordance with the Company Agreement and in compliance with applicable federal and state securities laws as well as any applicable foreign laws. This Subscription Agreement shall be binding on and inure to the benefit of the legal representatives and permitted successors and assigns of the parties hereto.

(a) Legend.

(i) Subscriber understands that any and all certificates representing the Purchased Units and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS LIMITED LIABILITY COMPANY, IS AVAILABLE.”

(ii) In addition, the certificates (if any) representing the Purchased Units, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(iii) Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its transfer records, and Subscriber has been informed of the Company’s intention to do so. Any sales, transfers, or any other dispositions of the Purchased Units by Subscriber, if any, will be in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

9. Revocation

The undersigned Subscriber agrees that it shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned Subscriber, except as provided elsewhere in this Subscription Agreement.

10. Termination of Subscription Agreement

If the Company elects to terminate this Subscription Agreement for any reason, or if the representations and warranties relating to the financial condition of the Subscriber referred to in Section 4 hereof shall not be true prior to the admission of the Subscriber as a Member and written notice of such fact has been given to the Company prior to such admission, then and in any such event this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder or under the Company Agreement, and the subscription funds, without interest, and this Subscription Agreement shall be promptly returned to the Subscriber.

11. Intentionally Deleted.

12. Miscellaneous

(a) Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Subscriber at its primary address, telephone number or email address set forth in the Subscriber’s Investor Contact Sheet, the form of which is attached hereto as Appendix B. If to the Company at its address or email address set forth below:

[***]

Attn: [***]

[***]

Email: [***]

(b) Governing Law. This Subscription Agreement and any litigation between the parties arising out of this Subscription Agreement (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(c) Consent to Jurisdiction. To the fullest extent permitted by applicable law, each of the parties to this Subscription Agreement (i) irrevocably agrees that all claims or causes of action (whether in contract or tort) that arise out of this Subscription Agreement or any of the other agreements, instruments or documents contemplated by this Subscription Agreement shall be exclusively resolved by the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (the “Delaware Courts”), and (ii) waives any objection or defense that it may now or hereafter have to the resolution of any such claims or causes of action by the Delaware Courts. Each of the parties to this Subscription Agreement consents to and agrees that service of process, summons, notice or document delivered to a party to this Subscription Agreement by certified or registered mail, return receipt requested and postage prepaid, addressed to it at the applicable address set forth in Section 12(a) or in any other manner permitted by applicable law shall, to the fullest extent permitted by applicable law, be effective service of legal process.

(d) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE SUBSCRIBER WAIVES, AND COVENANTS THAT SUCH SUBSCRIBER WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE SUBSCRIBER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Subscriber may file an original counterpart or a copy of this paragraph with any court as written evidence of the consent of the Subscriber to the waiver of their rights to trial by jury.

(e) Amendments. This Subscription Agreement may be amended only by a writing executed by all parties hereto.

(f) Conditions to Obligations of the Company. The obligations of the Subscriber to purchase and pay for the Purchased Units and of the Company to sell the Purchased Units are subject to the satisfaction at or prior to the Closing of the following condition precedent: the representations and warranties of the Subscriber contained in Section 4 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

(g) Public Announcements. The Company and the Subscriber agree that neither will make any public disclosure of this Subscription Agreement and the transactions contemplated hereby without the prior written consent of the other party.

(h) Taxes. All taxes imposed by law on Subscriber in connection with the issuance, sale and delivery of the Purchased Units will be fully paid by Subscriber and all laws imposing such taxes will be fully complied with by Subscriber. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(i) Section and Other Headings. The section and other headings contained in this Subscription Agreement and its appendixes are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

(j) Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one Agreement.

(k) Conflicting Terms. In the event of a conflict between the terms of this Subscription Agreement or the Company Agreement, the terms of the Company Agreement shall prevail.

(l) Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(m) Entire Agreement. This Subscription Agreement and the Company Agreement represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are hereby merged into this Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGES TO SUBSCRIPTION AGREEMENT

CAPITAL SUBSCRIPTION:	$20,000,000	DATE:	October 31, 2025

UNITS:	17,786,494

PRICE PER UNIT:	$1.124449

Executed by:	If Applicable:
SkyLine Builders Group Holding Limited
Print Full Legal Name of Subscriber	Print Full Legal Name of Joint Subscriber

By:	Skyline Builders Group Holding Limited	By:

By:	Ngo Chiu LAM
	Signature	Signature of Other Signatory (if Joint Subscriber or Other Person whose Signature is Required)

/s/ Ngo Chiu LAM
Print Name of Signatory		Print Name of Other Signatory
(if Joint Subscriber or Other Person Whose Signature is Required)

Chief Executive Officer
Print Title (if applicable)		Print Title (if applicable)

Tax ID Number:		Tax ID Number:
	Social Security Number or Federal Employer Identification Number		Social Security Number or Federal Employer Identification Number of Joint Subscriber (if applicable)

Non-U.S. Tax Status/Number:
(if non-U.S. investor)

Jurisdiction of Organization:	Cayman Islands

☐ Please check the box if the Subscriber is an ERISA Partner (as defined in the Company Agreement).

ACCEPTED THIS ____ DAY OF OCTOBER, 2025.

[***]

By:	/s/ [***]
Name:	[***]
Title:	Manager